Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION REPORTS

FIRST QUARTER RESULTS

Liquidity Position Enhanced to Address Debt Maturities

FFO in Line with Expectations and

Earnings Guidance Reaffirmed

(INDIANAPOLIS, April 29, 2009) – Duke Realty Corporation (NYSE: DRE), an owner, manager and developer of industrial, office and healthcare properties throughout the United States, today reported results for the first quarter ended March 31, 2009.

Operating Highlights

•	Funds from operations (FFO) per share of $0.71 for the quarter, in line with expectations.

•	Liquidity position enhanced to address debt maturities:

•	$575 million raised in sale of 75.2 million shares of common stock in follow-on public offering closed April 21, 2009;

•	$156 million of 10-year secured debt financing completed;

•	$280 million term sheet executed for seven-year secured financing;

•	$170 million par value of unsecured debt obligations repurchased at a discount;

•	$62 million in cash generated from property and land sales;

•	Joint venture partner contribution agreements executed; cash proceeds of $33 million expected in second quarter;

•	2009 FFO guidance reaffirmed: $1.42 – $1.64 per share as adjusted for the additional shares issued in the April 2009 common stock offering, ($1.85 – $2.15 per share pre-offering).

“Despite the economic downturn, Duke’s first quarter performance met our expectations,” said Dennis D. Oklak, chairman and chief executive officer. “We remain committed to our long-term strategy as an owner, manager and

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

developer of industrial, office and healthcare properties. In the short term, we are continuing to strengthen our capital position and optimize performance of existing assets.”

Financial Performance

•

Funds from operations (“FFO”) per share for the first quarter of 2009 were $0.71 ($0.50 per share, excluding $33.1 million of gains realized from the repurchase of the company’s unsecured bonds during the quarter). This compares with FFO per share of $0.57 realized in the first quarter of 2008, as restated for the effects of a change in accounting for interest expense attributable to the company’s exchangeable unsecured notes maturing in December 2011. The decrease in FFO per share from the first quarter of 2008 (excluding the effects of the $33.1 million of gains realized from the repurchase of the company’s unsecured bonds during the quarter) is the result of a decrease in gains from sales of built-for-sale properties and land, as well as lease termination fees.

•

Net income per diluted share (EPS) for the first quarter was $0.15, compared with $0.02 for the first quarter of 2008. The variance is primarily attributable to the effects of the gains realized from the repurchase of the company’s unsecured bonds during the quarter.

Financing Update and Common Stock Offering

The company announced the following transactions, which, in the aggregate, created significant additional liquidity and strengthened the company’s balance sheet:

•

Completion on April 21, 2009 of an underwritten public offering of 75,210,000 shares of the company’s common stock at a price per share of $7.65. The offering raised $575 million ($552 million of net proceeds), which the company used to repay outstanding borrowings under its unsecured line of credit and for general corporate purposes.

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Completion of $156 million of 10-year secured debt financing. The loans are secured by geographically diverse portfolios of suburban office and industrial assets. The proceeds were primarily used to repurchase unsecured bonds with near-term maturities and to pay down the company’s line of credit.

•	Execution of a term sheet for a $280 million seven-year secured loan. The company is actively discussing additional secured debt financing with

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

multiple lenders, which the company believes may generate proceeds of approximately $200 million in 2009. To the extent that such loans are finalized, they would also be secured by geographically diverse portfolios of suburban office and industrial assets. As of March 31, 2009, the company had $5.7 billion of in-service, unencumbered assets in its portfolio.

•

Repurchase of $170 million in outstanding unsecured debt that was scheduled to mature in 2009 through 2011. These obligations were repurchased for $131 million at an average discount to par value of 23 percent.

•	Repayment in full of $125 million of 6.8 percent unsecured notes upon maturity in February.

•

After applying the proceeds of the April 2009 common stock offering to the balance outstanding on the line of credit, the amount available increased to approximately $1.2 billion. The line of credit is scheduled to mature in January 2010, and the company, in its sole discretion, may extend this maturity by one year to January 2011.

The company’s unsecured bond maturities are modest through December 31, 2010, amounting to $286 million, or less than seven percent of total debt outstanding.

Portfolio Performance

•

Stabilized, in-service properties (124 million square feet) were 89.7 percent leased at March 31, 2009, compared with 92.4 percent at December 31, 2008. This decrease is attributable to the addition of five recently developed properties aggregating 2.5 million square feet which were 49.2 percent leased at March 31, 2009, as well as to lease expirations during the first quarter of 2009.

•	Tenant retention for the first quarter of 2009 was 68.2 percent, with growth in net effective rents of 3.8 percent.

•

Same store net operating income decreased by 0.4 percent for the first quarter of 2009, compared with the three-month period ended March 31, 2008. Same store net operating income increased by approximately 2.5 percent for the 12-month period ended March 31, 2009, compared with the 12-month period ended March 31, 2008.

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

Real Estate Investment Activity

Development

Wholly Owned Properties

•

The company’s wholly owned development pipeline at March 31, 2009 consisted mostly of projects that are in the final stages of completion. These projects aggregated $371 million, with $196 million in remaining costs to be funded. The pipeline comprised 17 properties (1.9 million square feet), most of which were healthcare properties, and was 83 percent pre-leased on average in the aggregate.

•

In accordance with its selective pursuit of new development, the company began only one project during the quarter: a medical office building for a hospital system affiliated with Ascension Health in Austin, TX, with projected costs of $21.6 million.

•	The company placed into service two properties (112,000 square feet) that were 90 percent leased on average.

Joint Venture Properties

•

The company’s joint venture development pipeline at March 31, 2009 aggregated $373 million, with $158 million in remaining costs to be funded. The pipeline consisted of five properties (2.1 million square feet) that were 12 percent preleased on average. Each joint venture has obtained third-party debt to finance construction of these properties. (All joint venture costs and square footage are reported at 100 percent ownership.)

Acquisitions

No properties were acquired during the first quarter.

Dispositions

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During the quarter, the company completed $62 million of asset dispositions, including two office buildings in St. Louis aggregating 380,000 square feet. These two properties, together with 14 acres of land, were sold for gross proceeds of $61 million to Scottrade at a capitalization rate of 7.42 percent.

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

•

The company has executed agreements pursuant to which its joint venture partner, CB Richard Ellis Realty Trust, will acquire three additional properties from the company. Closing is scheduled to occur in May 2009, subject to certain conditions, and is anticipated to provide gross proceeds of $33 million.

Dividends Declared

The company’s board of directors has declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The reduction in dividends per share from the fourth quarter of 2008 is due to the issuance of additional shares in the April 2009 common stock offering. The first quarter dividend will be payable May 29, 2009 to shareholders of record as of May 14, 2009. The company’s policy is to pay aggregate annual dividends in 2009 in an amount generally equal to its annual taxable income.

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	May 15, 2009	May 29, 2009
Series K	DREPRK	$0.406250	May 15, 2009	May 29, 2009
Series L	DREPRL	$0.412500	May 15, 2009	May 29, 2009
Series M	DREPRM	$0.434375	June 16, 2009	June 30, 2009
Series N	DREPRN	$0.453125	June 16, 2009	June 30, 2009
Series O	DREPRO	$0.523438	June 16, 2009	June 30, 2009

Earnings Guidance Reaffirmed

The company reaffirmed FFO guidance for 2009 of $1.42 – $1.64 per share, as adjusted for the additional shares issued in the April 2009 common stock offering, ($1.85 – $2.15 per share pre-offering). Guidance is provided for informational purposes and is subject to change.

Actions Taken at Annual Meeting of Shareholders

At the company’s annual meeting of shareholders today, all of the members of the company’s board of directors standing for election were re-elected for a one-year term. As part of the company’s corporate governance policy, each director must stand for re-election annually. Shareholders also ratified the board of directors’ reappointment of KPMG LLP as the company’s independent public accountants for 2009 and approved the company’s Amended and Restated 2005 Long-Term Incentive Plan.

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

About Duke Realty Corporation

Duke Realty Corporation specializes in the ownership, management and development of office, industrial, and healthcare real estate. The company owns, maintains an interest in or has under development approximately 135 million rentable square feet in 21 U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke is hosting a conference call tomorrow, April 30, 2009, at 3:00 p.m. EDT to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information fact book will be available after 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the companies’ abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2008. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Shona Bedwell

317.808.6169

shona.bedwell@dukerealty.com

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Media:

Ken Turchi

317.808.6358

ken.turchi@dukerealty.com

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

Financial Highlights

(in thousands, except per share data)

	Three Months Ended March 31,
Operating Results	2009	2008
Revenues from continuing operations	$237,897	$226,539
Earnings from rental operations	57,489	60,431
Earnings from service operations	8,348	4,413
Funds from operations available for common shareholders - Basic	105,793	83,127
Funds from operations available for common shareholders - Diluted	110,614	87,591
Net income available for common shareholders - Basic	22,732	2,203
Net income available for common shareholders - Diluted	23,792	2,341

Per Share:
Funds from operations available for common shareholders - Basic (1)	$0.50	$0.57
Funds from operations available for common shareholders - Diluted (1)	$0.50	$0.57
Net income available for common shareholders - Basic	$0.15	$0.02
Net income available for common shareholders - Diluted	$0.15	$0.02
Dividend payout ratio of funds from operations	50.0%	84.2%
Weighted average shares outstanding
Basic - Funds From Operations and Net Income	148,488	146,331
Diluted - Funds From Operations and Net Income	155,747	154,596

Balance Sheet Data	March 31, 2009	December 31 2008

Net real estate investments	$6,075,210	$6,096,519
Total assets	7,676,419	7,690,883
Total debt	4,332,910	4,276,990
Shareholders’ equity	2,833,377	2,844,019
Common shares outstanding at end of period	148,547	148,420

(1)	Excludes gains of $33.1 million or $0.21 per share from repurchases of debt in 1Q 2009.

Duke Realty Corporation Reports First Quarter Results

April 29, 2009

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share data)

	Three Months Ended December 31, (Unaudited)

	2009			2008
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income Available for Common Shares	$23,247			$2,533
Less Income Allocated to Participating Securities	(515)			(330)

Basic Net Income Available for Common Shares	$22,732	148,488	$0.15	$2,203	146,331	$0.02
Add back:
Minority interest in earnings of unitholders	1,060	6,766		138	7,858
Other potentially dilutive shares	—	493		—	407

Diluted Net Income Available for Common Shares	$23,792	155,747	$0.15	$2,341	154,596	$0.02

Reconciliation to Funds From Operations (“FFO”)
Net Income Available for Common Shares	$23,247	148,488		$2,533	146,331	$0.00
Adjustments:
Depreciation and Amortization	80,208			79,121
Company Share of Joint Venture Depreciation and amortization	11,218			6,928
Earnings from depreciable property sales-wholly owned	(5,119)			(1,110)
Earnings from depreciable property sales-JV	0			(19)
Minority interest share of adjustments	(3,761)			(4,326)

Basic Funds From Operations	105,793	148,488	$0.71	83,127	146,331	$0.57
Minority interest in earnings of unitholders	1,060	6,766		138	7,858
Minority interest share of adjustments	3,761	—		4,326	—
Other potentially dilutive shares	—	493		—	407

Diluted Funds From Operations	$110,614	155,747	$0.71	$87,591	154,596	$0.57
Less gains on repurchase of debt	(33,062)	—		—	—

Diluted Funds From Operations, excluding gains on repurchase of debt	$77,552	155,747	$0.50	$87,591	154,596	$0.57